UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 24, 2026
Floor & Decor Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38070	27-3730271
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Windy Ridge Parkway SE		30339
Atlanta,	Georgia
(Address of principal executive offices)		(Zip Code)
(404) 471-1634
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.001 par value per share	FND	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.            Entry into a Material Definitive Agreement.
New Senior Secured Term Loan Facility
On June 24, 2026 (the “Closing Date”), Floor and Decor Outlets of America, Inc. (“F&D”), a wholly-owned subsidiary of Floor & Decor Holdings, Inc. (the “Company”), refinanced its senior secured term loan credit facility by entering into a new senior secured term loan credit facility, among F&D, the other loan parties thereto, the lender parties thereto, and Goldman Sachs Bank USA, as the administrative agent and collateral agent (the “New Term Loan Facility”). The New Term Loan Facility refinanced F&D’s existing term loan facility with a new term loan facility in the aggregate principal amount of $200.0 million. The New Term Loan Facility matures on June 24, 2033, seven years after the Closing Date. The New Term Loan Facility includes an incremental facility feature that allows F&D, under certain circumstances, to increase the size of the facility by an amount up to the sum of (i) the greater of (x) $530 million or (y) 100% of Consolidated EBITDA (as defined in the New Term Loan Facility), plus (ii) an additional amount based on certain leverage incurrence conditions, in each case, subject to certain additional adjustments.
Loans under the New Term Loan Facility will bear interest, at F&D’s option, at an annual rate equal to Adjusted Term SOFR or the Alternate Base Rate (each, as defined in the New Term Loan Facility), in each case, plus an applicable margin. The applicable margin equals (i) with respect to SOFR Loans (as defined in the New Term Loan Facility), 2.00% per annum and (ii) with respect to ABR Loans (as defined in the New Term Loan Facility), 1.00% per annum.
The New Term Loan Facility is subject to a prepayment premium of 1.00% of the aggregate principal amount of initial term loans being prepaid in connection with a Repricing Transaction (as defined in the New Term Loan Facility) occurring within 6 months following the Closing Date. Otherwise, F&D may prepay all or a portion of the New Term Loan Facility from time to time, without premium or penalty, plus accrued and unpaid interest.
The indebtedness outstanding under the New Term Loan Facility is secured by substantially all of the assets of F&D and is guaranteed by F&D’s U.S. subsidiaries. In particular, the indebtedness outstanding under the New Term Loan Facility is secured by a first-priority security interest in all of F&D’s fixed assets and intellectual property, and a second-priority security interest in the collateral that secures the New ABL Facility (as defined below) on a first-priority basis.
Under the New Term Loan Facility, F&D has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities, including covenants related to: (a) limitations on the incurrence of additional indebtedness and liens; (b) limitations on the payment of dividends and certain other restricted payments; (c) limitations on the ability to effect mergers and consolidations; (d) limitations on the ability to enter into transactions with affiliates; (e) limitations on the ability to sell or dispose of property or assets; and (f) limitations on the ability to engage in unrelated lines of business. The New Term Loan Facility includes usual and customary events of default for senior secured credit facilities of this nature.
Certain parties to the New Term Loan Facility, and affiliates of those parties have provided, currently provide, and/or may in the future provide, banking, investment banking and other financial services to the Company and its subsidiaries from time to time.
The foregoing description of the New Term Loan Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, dated as of June 24, 2026, by and among F&D, the other loan parties party thereto, the lenders party thereto, and Goldman Sachs Bank USA, as administrative agent and collateral agent (the “Term Loan Credit Agreement”), a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
New Senior Secured ABL Facility
On June 24, 2026, F&D refinanced its senior secured revolving credit facility by entering into a new senior secured revolving credit facility, among F&D, the other loan parties thereto, the lender parties thereto, and Bank of America, N.A. as the administrative agent and collateral agent (the “New ABL Facility”). The stated maturity date under the New ABL Facility is June 24, 2031. The aggregate revolving commitments under the New ABL Facility remain the same as under the existing facility at $800 million. The New ABL Facility also includes an “accordion” feature that allows F&D, under certain circumstances, to increase the size of the facility by an amount up to $200 million.

Borrowings under the New ABL Facility bear interest, at F&D’s option, at a rate equal to Term SOFR, Daily SOFR, or the Base Rate (each capitalized term as defined in the New ABL Facility), in each case plus an applicable margin. The applicable margin equals (i) with respect to Term SOFR Loans, Daily SOFR Loans and Letter of Credit Fees for Standby Letters of Credit (each as defined in the New ABL Facility), 1.125% per annum, (ii) with respect to Base Rate Loans (as defined in the New ABL Facility), 0.125% per annum and (iii) with respect to Letter of Credit Fees for Commercial Letters of Credit (as defined in the New ABL Facility), 0.75%.
The indebtedness outstanding under the New ABL Facility is secured by substantially all of F&D’s assets and guaranteed by F&D’s U.S. subsidiaries. In particular, the indebtedness outstanding under the New ABL Facility is secured by a first-priority security interest in all of F&D’s current assets, including inventory and accounts receivable, and a second-priority security interest in the collateral that secures the New Term Loan Facility on a first-priority basis.
F&D may prepay the loans and terminate the loan commitments, in whole or in part, under the New ABL Facility at any time without premium or penalty.
Under the New ABL Facility, F&D has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar credit facilities, including covenants related to: (a) limitations on the incurrence of additional indebtedness and liens; (b) limitations on the payment of dividends and certain other restricted payments; (c) limitations on the ability to effect mergers or consolidations; (d) limitations on the ability to enter into transactions with affiliates; (e) limitations on the ability to sell or dispose of property or assets; (f) limitations on the ability to engage in unrelated lines of business; and (g) certain financial tests. The New ABL Facility includes usual and customary events of default for senior secured credit facilities of this nature.
Certain parties to the New ABL Facility, and affiliates of those parties, have provided, currently provide and/or may in the future provide, banking, investment banking and other financial services to the Company and its subsidiaries from time to time.
The foregoing description of the New ABL Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Credit Agreement, dated as of June 24, 2026, by and among F&D, the other loan parties party thereto, the lenders party thereto, and Bank of America, N.A., as administrative agent and collateral agent (the “ABL Credit Agreement”), a copy of which is filed as Exhibit 10.2 hereto and is incorporated herein by reference.
Item 1.02.            Termination of a Material Definitive Agreement.
Termination of Prior Term Loan Facility and ABL Facility
On June 24, 2026, in connection with its entry into the New Term Loan Facility and New ABL Facility described in Item 1.01 above, F&D terminated the existing Credit Agreement, dated as of September 30, 2016, among F&D, the other loan parties party thereto, the lenders party thereto, UBS AG, Stamford Branch as administrative agent and collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Existing Term Loan Agreement”) and the existing Amended and Restated Credit Agreement, dated as of September 30, 2016, by and among F&D, the other loan parties party thereto, the lenders party thereto, and Wells Fargo Bank, National Association, as administrative agent and collateral agent, as amended, restated, amended and restated, supplemented or otherwise modified from time to time (the “Existing ABL Agreement,” and together with the Existing Term Loan Agreement, the “Prior Agreements”). The Prior Agreements were repaid in full, all commitments of the lenders thereunder were terminated, and all guarantees and security interests granted in connection therewith were released. No early termination penalties were incurred in connection with the termination of the Prior Agreements. The Existing Term Loan Agreement would have expired on February 14, 2027, and the Existing ABL Agreement would have expired on August 4, 2027.
Item 2.03.            Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information contained in Item 1.01 to this Current Report on Form 8-K is by this reference incorporated in this Item 2.03.

Item 9.01.            Financial Statements and Exhibits.
(d)    Exhibits:

Exhibit Number	Description

10.1	Term Loan Credit Agreement*

10.2	ABL Credit Agreement*

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish supplementally to the Securities and Exchange Commission upon request a copy of any omitted schedule.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLOOR & DECOR HOLDINGS, INC.

Date: June 25, 2026	By:	/s/ David V. Christopherson
	Name:	David V. Christopherson
	Title:	Executive Vice President, Chief Administrative Officer and Chief Legal Officer